Exhibit 99.1

FOR IMMEDIATE RELEASE

I-ON Digital Corp. Announces Departure of Director Stephen C. Aust from Board to Pursue Philanthropy and Family Commitments

CHICAGO, IL – May 2, 2025 — I-ON Digital Corp. (OTCQB: IONI), a pioneering developer of gold digitization and real-world asset (RWA) tokenization technologies, today announced that Stephen C. Aust has stepped down from the company’s Board of Directors, effective immediately.

Mr. Aust’s departure comes as he chooses to refocus his time and energy on a number of meaningful personal endeavors, including philanthropic initiatives, deeper involvement with his church, and most importantly, supporting his wife as she navigates ongoing health matters.

“Stephen has played an important role during a transformational period for I-ON,” said Carlos X. Montoya, Chairman and CEO of I-ON Digital Corp. “We are deeply grateful for his guidance and commitment to our vision. While we will miss his presence on the Board, we fully support his decision to prioritize faith, family, and giving back.”

Mr. Aust will continue to serve as a third-party advisor to the Board and remain available as a strategic consultant on special projects and select business matters. His insights and experience will remain a valued asset to the company as it continues to advance its mission of bringing transparency, security, and accessibility to digital gold and RWA markets.

“I’m proud of what we’ve accomplished at I-ON and confident in the direction the company is headed,” said Aust. “This is simply the right time for me to step away from formal responsibilities and be present for the people and causes that matter most to me. I look forward to staying connected in a supporting role and cheering the team on from a different vantage point.”

I-ON Digital Corp. extends its sincere appreciation to Mr. Aust for his years of service and looks forward to his continued contributions in an advisory capacity.

About I-ON Digital Corp.:

I-ON Digital Corp. is a pioneer in the digitization of real-world assets (RWA) and blockchain-driven tokenization technologies. The company’s flagship initiative, the ION.au digital security, is revolutionizing gold asset digitization, enabling secure, transparent, and efficient access to in-situ gold reserves. By integrating advanced blockchain solutions, I-ON Digital empowers industries and investors to unlock the true value of physical and digital assets.

For more information about I-ON Digital Corp. and its initiatives, visit www.iondigitalcorp.com.

For further information, please contact:

Investor Relations

I-ON Digital Corp.

investorrelations@iondigital.com

(866) 440-2278

https://iondigitalcorp.com

Forward-Looking Statements

Statements contained in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements associated with the expected ability of the Company to undertake certain activities and accomplish certain goals and objectives. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Words such as “believes,” “anticipates,” “plans,” “expects,” “intends,” “will,” “goal,” “potential” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon the Company’s current expectations and involve assumptions that may never materialize or may prove to be incorrect. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, which include, without limitation, risks associated with the process of developing and commercializing its products. These and other risks concerning the Company and its financial position are described in additional detail in the Company’s filings with the Securities and Exchange Commission. All forward-looking statements contained in this press release speak only as of the date on which they were made. The Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.